UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

August 8, 2007 (August 7, 2007)
Date of report (Date of earliest event reported)

Modigene Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-136424	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

མ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

མ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

མ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

མ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective August 7, 2007, we hired Robert F. Mauer as the part-time Chief Financial Officer of Modigene Inc. (the “Company”).

Mr. Mauer, 53, is the Chief Financial Officer of Chicago Financial, Inc., a private company providing financial and administrative services to a variety of clients (including entities and individuals that are affiliated with Mr. Joel Kanter, an independent director of the Company). He has held that position since 2004. From 2001 to 2004 he was the CFO of Chicago Holdings, Inc., a private investment company specializing in private and public investments. From 1996 to 2000 he was the CFO of Walnut Financial, Inc. (NASDAQ: WNUT), a publicly-traded investment company that specialized in early-stage healthcare investments. From 1992 to 1996 he was Director of Corporate Planning, Vice President of Non-Utility Operations, and Controller of Non-Utility Operations for Washington Gas Light Company. From 1977 to 1992 he was employed by Owens Corning and held various financial positions including Controller of Owens Corning Great Britain. He is also a member of the Board of Directors of Thornton Friends School in Silver Spring, Maryland since July 2007.

During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which Mr. Mauer had or is to have a direct or indirect material interest.

(e) On August 7, 2007, Mr. Mauer and the Company entered into an Employment Agreement (the “Agreement”) reflecting the terms and conditions of his part-time employment with the Company.

Pursuant to the Agreement, Mr. Mauer will serve as our Chief Financial Officer on a part-time basis, and will undertake the principal financial officer function of the Company. The Agreement provides for a monthly salary of $3,666.67 to Mr. Mauer, together with reimbursement of reasonable out-of-pocket expenses incurred by Mr. Mauer in the course of his employment. Mr. Mauer is not entitled to participate in any welfare or benefit plans generally made available to full time employees of the Company. The Agreement is an at-will agreement, terminable by either the Company or Mr. Mauer on 30 days’ notice. The Agreement may also be terminated by the Company in the event of a breach by Mr. Mauer, but if such breach is curable Mr. Mauer will have 30 days following notice in which to cure the breach. In the event of any termination of the Agreement, Mr. Mauer will be entitled only to salary accrued through the date of termination. The Agreement contains a customary agreement by Mr. Mauer relating to non-disclosure of confidential information.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached to this Current Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Modigene Inc. and Mr. Robert F. Mauer (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC. (Registrant)
Date: August 8, 2007	By: /s/ Shai Novik Name: Shai Novik Title: President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Modigene Inc. and Mr. Robert F. Mauer (filed herewith)